SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549



                                       EXHIBITS
                                        FILED
                                         WITH



                        Post-Effective Amendment No. 50
                        to Registration Statement No. 2-92260
                                     on Form N-1A



                                 PACIFICA FUNDS TRUST

                                  EXHIBIT 11

                           Consent of Deloitte & Touche LLP

                          INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in this Post-Effective Amendment No. 50 to Registration Statement No. 2-92260 of Pacifica Funds Trust on Form N-1A of our reports dated
          June 29, 1995, appearing in the Annual Reports to Shareholders for the Growth Fund, Short-Term Government Bond Fund, Bonds Plus Fund, GNMA Fund, Arizona Intermediate Tax-Free Fund, Oregon Tax-Exempt Fund, Quality Tax-Exempt Income Fund and Prime Money Market Fund (formerly eight of the twenty-two funds constituting the Westcore Trust), and our report dated November 3, 1995, appearing in the September 30, 1995 Report to Shareholders for the above mentioned funds.




          DELOITTE & TOUCHE LLP

          Denver, Colorado
          February 9, 1996